Execution Version

MODIFICATION AGREEMENT

This Modification Agreement, dated as of July 23, 2012 (the “Agreement”), sets forth the agreement of American Standard Energy Corp., a Delaware corporation (the “Company”), and the parties identified as “Holders” on the signature page hereto (the “Holders”). Defined terms not otherwise defined herein shall have the meanings set forth in the Warrants, as applicable (as defined below).

WHEREAS, pursuant to that certain Modification Agreement, dated as of February 9, 2012 between the Company and the parties identified as “Holders” on the signature page thereto (the “Modification Agreement”), the Holders purchased from the Company the following Series C warrants issued on February 9, 2012 (i) Warrant No. 001, for the sale of 400,001 shares of Common Stock at a per share exercise price of $3.00 to PWCM Master Fund Ltd., (ii) Warrant No. 002, for the sale of 1,275,000 shares of Common Stock at a per share exercise price of $3.00 to Pentwater Equity Opportunities Master Fund Ltd., (iii) Warrant No. 003, for the sale of 550,000 shares of Common Stock at a per share exercise price of $3.00 to Oceana Master Fund Ltd. and (iv) Warrant No. 004, for the sale of 274,999 shares of Common Stock at a per share exercise price of $3.00 to LMA SPC for and on behalf of the MAP 98 Segregated Portfolio (collectively, the “Modification Warrants”).

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement, dated as of February 9, 2012 between ASEN 2, Corp., a Delaware corporation, Pentwater Equity Opportunities Master Fund Ltd., a Cayman Islands corporation and PWCM Master Fund Ltd., a Cayman Islands corporation (the “Purchase Agreement”), the Holders purchased from the Company the following warrants issued on February 9, 2012 (i) Warrant No. 001, for the sale of 1,500,000 shares of Common Stock at a per share exercise price of $2.50 to Pentwater Equity Opportunities Master Fund Ltd. and (ii) Warrant No. 002, for the sale of 1,833,333 shares of Common Stock at a per share exercise price of $2.50 to PWCM Master Fund Ltd. (collectively, the “NPA Warrants”, and together with the Modification Warrants, the “Warrants”).

WHEREAS, the Company and Holders desire to amend certain terms of the Warrants as described below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holders hereby agree as follows:

1.          Modification of Modification Warrants. The exercise price set forth in each of the Modification Warrants shall be amended from $3.00 to $2.25. Furthermore, the expiration date of each of the Modification Warrants shall be amended from February 9, 2017 to June 30, 2019.

2.          Modification of NPA Warrants. The exercise price set forth in each of the NPA Warrants shall be amended from $2.50 to $2.25. Furthermore, the expiration date of each of the NPA Warrants shall be amended from February 9, 2017 to June 30, 2019.

3.          No Waiver. Except as specifically provided in this Agreement, there are no other material amendments, revisions or other modifications to the Warrants. All other terms and conditions of the Warrants are hereby incorporated by reference and shall remain in full force and effect and apply fully to this Agreement.

4.          Representations.

4.1           Each Holder represents that the representations set forth in Section 6 of the Modification Agreement and Section 2.3 of the Purchase Agreement are true and correct as of the date hereof.

4.2           The Company represents that the representations set forth in Section 7 of the Modification Agreement and Section 2.2 of the Purchase Agreement are true and correct as of the date hereof.

5.          Miscellaneous.

5.1           All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Holders to: Pentwater Capital Management LP, Attention: Neal Nenadovic, 227 W. Monroe Street, Suite 4000, Chicago, IL 60606, facsimile (312) 589-6499; if a copy to the Company to: American Standard Energy Corp., 4800 North Scottsdale Road, Suite 1400, Scottsdale, Arizona 85281, Attention: Chief Executive Officer, with a copy to Blank Rome, LLP, Attention: Brad Shiffman, Esq., 405 Lexington Avenue, New York, New York 10174.

5.2           This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each Holder and the Company (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (2) waive any objection which each Holder or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each Holder and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon each Holder or the Company, as the case may be, mailed by certified mail to the Holder’s address or the Company’s address, as the case may be, set forth on the signature page to this Agreement shall be deemed in every respect effective service of process upon such Holder or the Company, as the case may be, in any such suit, action or proceeding.

5.3           Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

5.4           The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

5.5           This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

5.6           All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the addresses set forth herein and shall be deemed given upon receipt.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HOLDERS:

PWCM MASTER FUND LTD.

By:	/s/ Matt Hall
Name: Matt Hall
Title: Authorized Signatory

PENTWATER EQUITY OPPORTUNITIES MASTER FUND LTD.

By:	/s/ Matt Hall
Name: Matt Hall
Title: Authorized Signatory

OCEANA MASTER FUND LTD.

By:	/s/ Matt Hall
Name: Matt Hall
Title: Authorized Signatory

LMA SPC FOR AND ON BEHALF OF THE MAP 98 SEGREGATED PORTFOLIO

By:	/s/ Matt Hall
Name: Matt Hall
Title: Authorized Signatory

[Signature Page To Modification Agreement]

COMPANY:

AMERICAN STANDARD ENERGY CORP.

By:	/s/ Scott Feldhacker
Name: Scott Feldhacker
Title: Chief Executive Officer

[Signature Page To Modification Agreement]